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                                                                    Exhibit 10.4


                            1994 NABISCO HOLDINGS CORP.
                              LONG-TERM INCENTIVE PLAN

                              RESTRICTED STOCK PROGRAM

                       RESTRICTED STOCK EQUIVALENT AGREEMENT

                            -----------------------------

                            DATE OF GRANT: January 2, 1998

                                 W I T N E S S E T H


     1. GRANT OF RESTRICTED STOCK EQUIVALENTS. Pursuant to the provisions of its 1994 Long-Term Incentive Plan and the Restricted Stock Program (collectively, the "Plan"), Nabisco Holdings Corp. (the "Company") on the above date has granted to

                            JAMES M. KILTS (THE "GRANTEE")

subject to the terms and conditions of the Plan and this agreement (the "Agreement"), a total of

                         50,000 RESTRICTED STOCK EQUIVALENTS

which entitle the Grantee to receive an amount in cash equal to the fair market value of an equivalent number of shares of Class A Common Stock of the Company ("Common Stock") as of the Payment Date determined in Section 3.

     A copy of the Plan is attached and made a part of this Agreement with the same effect as if set forth in the Agreement itself. All capitalized terms used below shall have the meaning set forth in the Plan, unless the context requires a different meaning.

     2. VESTING OF RESTRICTED STOCK EQUIVALENTS. The Restricted Stock Equivalents granted hereunder shall vest on the earlierst of:

     (i)  January 2, 2003;

     (ii) the date of the Grantee's involuntary termination of employment without Cause;

    (iii) the date of the Grantee's termination of employment with Good Reason;
          or



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     (iv) the date of a Change of Control.


     In the event of the Grantee's death or disability (as defined in the Company's long-term disability plan) the Grantee will be vested in a number of Restricted Stock Equivalents which is equal to the product of (i) the total number of Restricted Stock Equivalents granted to the Grantee pursuant to this Agreement and (ii) a fraction, the numerator of which is number of whole or partial months between the Date of Grant and the Grantee's last day of active employment and the denominator of which is 60.

     3. PAYMENT OF RESTRICTED STOCK EQUIVALENTS. Unless the Grantee has elected to defer receipt of payment in accordance with Section 5, the Grantee will receive a payment in cash in respect of Restricted Stock Equivalents granted to him based upon the closing price of Nabisco Common Stock on the date of vesting (the "Payment Date"). The payment shall be made as soon as practicable following vesting of such Restricted Stock Equivalents. If the Grantee has elected to defer receipt of such payment in accordance with Section 5, the Payment Date will be the last day of the deferral period and payment will be made as soon as practicable thereafter.



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     4. DIVIDEND EQUIVALENT PAYMENTS.  At all times prior to the Payment Date, the Grantee shall receive cash payments at the same time and in the same amount as any cash dividends paid on an equivalent number of shares of Common Stock.

     5. DEFERRAL. The Grantee may elect to defer payment of vested Restricted Stock Equivalents in accordance with procedures established by the Committee; provided, that the Grantee may not defer payment in respect of Restricted Stock Equivalents that vest in connection with the Grantee's termination of employment for any reason and further, provided, that in no event may the period of deferral extend beyond January of the year following the Grantee's termination of employment for any reason. Deferred Restricted Stock Equivalents will continue to have a value based on the fair market value of an equivalent number of shares of Common Stock.

     6. NO RIGHT TO EMPLOYMENT. The execution and delivery of this Agreement and the granting of Restricted Stock Equivalents hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any particular capacity and shall not prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without Cause.

     7. TRANSFERABILITY. Other than as specifically provided in the Plan with regard to the death of the Grantee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

     8. CHANGE IN COMMON STOCK OR CORPORATE STRUCTURE.

     a) If at any time the number or nature of outstanding shares of Common Stock of the Company shall be increased or changed as the result of any stock dividend, subdivision or reclassification of shares, the number or nature of Restricted Stock Equivalents subject to this Agreement after such an event shall be increased or changed in the same proportion or manner as the outstanding shares of Common Stock are increased or changed, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of Restricted Stock Equivalents subject to this Agreement after such an event shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased.


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     b)   In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be an adjustment to the Restricted Stock Equivalents subject to this Agreement after such an event, and in place of the Restricted Stock Equivalents so subject, a stock equivalent shall be determined by multiplying the number of common shares of stock delivered in exchange for a share of Common Stock upon such consolidation or merger, by the number of Restricted Stock Equivalents subject to this Agreement. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee shall determine the appropriate adjustment to shares held pursuant to this Agreement after such an event; provided, however, such adjustment shall not be to the detriment of the Grantee.

     9. TAXES. Any taxes required by federal, state or local laws to be withheld by the Company on the Grant of Restricted Stock Equivalents or any other payment or event hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the Company to withhold or offset a sufficient amount from any payment hereunder to satisfy any such tax withholding obligations.

     10. NOTICES. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, Nabisco Holdings Corp., 7 Campus Drive, Parsippany, NJ 07054, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

     11. TERMINATION FOR "CAUSE" OR WITH "GOOD REASON."

     (a) For purposes of the Agreement, the Grantee's employment shall be deemed to have been terminated for "Cause" only as such term is defined in the Grantee's employment agreement with the Company effective as of November 20, 1997 (the "Employment Agreement"). Any voluntary termination by the Grantee's in anticipation of an involuntary termination of the Grantee's employment for Cause shall be deemed to be a termination of Grantee's employment for Cause.

     (b) For purposes of the Agreement, the Grantee's employment shall be deemed to have been terminated for "Good Reason" only as such term is defined in the Grantee's Employment Agreement.

     12. GRANTEE. In consideration of the grant, the Grantee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with


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respect to the Plan or the Agreement.  The Committee may delegate its interpretive authority to an officer or officers of the Company.

     13. OTHER PROVISIONS.

          a) Titles are provided herein for convenience only and are not to serve as a basis for interpretation of the Agreement.

          b) The Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

          c)   THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE
INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Date of Grant first above written.


                                   NABISCO HOLDINGS CORP.

                                   By:
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                                      Authorized Signatory


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Grantee

Grantee's Social Security Number:


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Grantee's Home Address:


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